Exhibit 99.1

Crestwood Equity Announces First Quarter 2014

Financial and Operating Results

Conference call with management to be held today at 8:00 a.m. Central Time

HOUSTON, TEXAS, May 6, 2014 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood Equity” or “CEQP”) reported today its financial results for the three months ended March 31, 2014.

Crestwood Equity owns the general partner interest of Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood Midstream” or “CMLP”). Crestwood Midstream owns the majority of the assets of the consolidated results herein. Crestwood Equity directly owns a proprietary NGL supply and logistics business and the Tres Palacios gas storage facility. Crestwood Midstream today issued a separate news release reporting stand-alone results for its operations.

“We continue to be pleased with the quarter-to-quarter improvement of the growth platform we created through the combination of the Crestwood and Inergy partnerships in the fourth quarter of 2013,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “The new Crestwood has begun executing its crude and liquids-focused strategy in premier shale plays across the United States, including the Marcellus/Utica, Bakken, Powder River Basin Niobrara and the Delaware Permian plays. These areas have tremendous long-term growth potential, which we are developing with our reliable operating teams, disciplined project execution, dedicated customer service and accretive bolt-on acquisitions. Our combined services span the midstream value chain in each of these regions and, consistent with our stated plan of unlocking value from the large opportunity set created by the Crestwood-Inergy combination last year, we continue to identify and pursue a substantial portfolio of ongoing projects that we believe will provide sustainable long-term growth for both CMLP and CEQP unitholders,” stated Phillips.

First Quarter 2014 Financial Highlights (1) (2)

•	Crestwood Equity reported adjusted earnings before interest, taxes, depreciation, amortization and accretion (“Adjusted EBITDA”) for the first quarter 2014 of $116.6 million, a 5% increase from Adjusted EBITDA of $110.6 million in the fourth quarter 2013. Adjusted EBITDA attributable to assets owned by CMLP totaled $98.9 for the first quarter 2014, $8.0 million higher than fourth quarter 2013. Adjusted EBITDA attributable to assets owned by CEQP totaled $17.7 million for the first quarter 2014, $2.0 million lower than fourth quarter 2013.

•	Crestwood Equity reported distributable cash flow attributable to its operations of $19.7 million for the first quarter 2014, compared to $24.3 million in the fourth quarter 2013. The decrease was primarily due to lower Adjusted EBITDA and increased maintenance capital spending attributable to CEQP assets.

(1)	Given the accounting treatment of Crestwood Holdings’ acquisition of Crestwood Equity’s general partner in June 2013, Crestwood Equity has, where appropriate, compared first quarter 2014 financial and operating results to fourth quarter 2013 results for purposes of providing more meaningful disclosure to investors.
(2)	Adjusted EBITDA and distributable cash flow are non-GAAP measures. Please refer to the financial tables accompanying this release for reconciliation to GAAP.

•	Crestwood Equity reported net income for the first quarter 2014 of $13.2 million, compared to a net loss of $42.1 million in the fourth quarter 2013. First quarter 2014 results included $6.5 million of significant transaction-related expenses due primarily to the Arrow acquisition and the Crestwood-Inergy merger in the fourth quarter of 2013, and a $2.1 million non-cash accrual related to an earn-out premium associated with the acquisition of the Marcellus gathering system from Antero Resources (“Antero”) in 2012.

“Crestwood Equity’s NGL business and Gulf Coast storage operation performed largely in-line with our expectations,” stated Phillips. “Our NGL supply and logistics business continued to operate at high levels and on-par with the fourth quarter 2013. Both periods benefited from strong wholesale demand for propane due to significantly colder weather and supply disruptions on third-party facilities in the Northeast, and our West Coast NGL processing assets experienced higher seasonal demand for butane and natural gasoline. Additionally, Tres Palacios, our Gulf Coast storage facility, performed in-line with our expectations for the first quarter due to realization of lower expenses and a modest increase in optimization revenues driven by colder weather conditions in Texas. However, overall market demand at Tres Palacios remained weak as we continued to operate under our weather-the-storm strategy.”

First Quarter 2014 Financial and Operating Results

Gathering and processing segment EBITDA totaled $48.2 million in the first quarter 2014, compared with $47.5 million in the fourth quarter 2013, excluding the impact of the non-cash accrual for the Antero earn-out. Gathering volumes increased 4% to 1,129 million cubic feet per day (“MMcf/d”) in the first quarter 2014. The increase in gathering volumes was largely due to a 15% increase in the Marcellus Shale, offset by a 5% decrease in the Barnett Shale, which typically receive a higher service fee than comparable Marcellus gathering services. All of the assets included in the gathering and processing segment are owned by CMLP.

Storage and transportation segment EBITDA totaled $38.0 million, during the first quarter 2014, a 4% increase from EBITDA of $36.7 million in the fourth quarter 2013. Segment EBITDA attributable to assets owned by CMLP totaled $36.8 million during the first quarter, compared with $33.6 million during the fourth quarter 2013. The improved performance of the assets owned by CMLP was due to increased interruptible revenues resulting from higher market prices, increased volatility and wider basis spreads attributable to the sustained colder weather throughout the Northeast in the first quarter. Segment EBITDA attributable to assets owned by CEQP totaled $1.2 million during the first quarter, compared with $3.1 million during the fourth quarter 2013.

NGL and crude services segment EBITDA, excluding non-cash gains in fair value on derivative contracts, totaled $45.0 million during the first quarter 2014, a 16% increase from EBITDA of $38.7 million in the fourth quarter 2013. Segment EBITDA attributable to assets owned by CMLP totaled $26.3 million during the first quarter, compared with $20.7 million during the fourth quarter 2013. The increase in EBITDA of CMLP owned assets was primarily attributable to the full quarter contribution from the Arrow assets acquired in November 2013 and increased volumes loaded at the COLT Hub. The increase in EBITDA of CEQP owned assets was primarily due to higher margins on NGLs volumes marketed as a result of significantly colder than normal temperatures across the U.S. as measured by heating degree days and supply disruptions on third-party facilities in the Northeast. Segment EBITDA attributable to assets owned by CEQP totaled $18.7 million during the first quarter, compared with $18.0 million during the fourth quarter 2013.

Corporate expenses include operating and administrative expenses not allocated to the operating segments above. Corporate expenses attributable to CMLP and CEQP totaled $24.1 million and $3.7 million, respectively, during the first quarter 2014, compared with $36.7 million and $3.9 million, respectively, during the fourth quarter 2013. First quarter 2014 results included $6.5 million of significant transaction-related expenses and $5.4 million of non-cash compensation expense, compared to $17.8 million and $9.8 million, respectively, during the fourth quarter 2013.

Project Update and 2014 Business Outlook

The information provided below relates to operating assets owned directly by CEQP. Additional information on project updates and business outlook related to CMLP’s operating assets is included in a separate news release issued today by CMLP.

NGL Supply & Logistics

Crestwood continues to benefit from its nation-wide NGL supply and logistics operations. During both the first quarter 2014 and fourth quarter 2013, Crestwood captured incremental demand and margin opportunities by providing customers with critical supply during this unusually cold, high demand winter period.

Given our expectation that NGL production volumes from the Marcellus/Utica plays and NGL export volumes from East Coast terminals will continue to increase over the next several years, we are pursuing additional pipeline capacity and storage rights that will enable us to capitalize on these trends and offer greater marketing capabilities and flow assurances to our customers. We also remain focused on developing infrastructure, ranging from the Finger Lakes storage development project to new trans-loading terminals, that will help to relieve the supply delivery constraints plaguing the Northeast today and which unnecessarily caused consumers to pay record prices in the New York, New England and Mid-Atlantic markets this winter.

Gulf Coast Storage

As a result of reduced market demand for underground storage of natural gas along the Gulf Coast, we filed an application with the Federal Energy Regulatory Commission (“FERC”) in December 2013 requesting authorization to reduce the certificated capacity at our Tres Palacios natural gas storage facility by up to 60% (potentially reducing its working gas capacity to as low as 15.5 billion cubic feet). If approved, the reduction of certificated capacity would reduce our storage lease expense by approximately $6 million to $7 million annually. We remain optimistic that the FERC will grant our abandonment request.

Additionally, we filed with tax appraisal districts in Texas for a reduction of property taxes based on estimated market values of our Tres Palacios storage asset. The impact of the property tax reductions is approximately $4.0 million annually and is currently reflected in Crestwood Equity’s earnings. We continue to evaluate requests for NGL storage opportunities at Tres Palacios as well as positioning the asset to capitalize on increasing future natural gas demand in the Gulf Coast and Mexico.

Liquidity and Capital Spending

At March 31, 2014, debt outstanding was composed of $1,461 million of fixed-rate senior notes issued primarily by Crestwood Midstream, approximately $532 million outstanding under Crestwood Midstream’s revolving credit facility and $388 million outstanding under Crestwood Equity’s revolving credit facility.

Organic growth capital expenditures and joint venture contributions for the three months ended March 31, 2014, totaled approximately $77.4 million, of which $76.0 million was attributable to CMLP. The majority of capital spending was related to construction of pipeline laterals and compression equipment in the Marcellus Shale, expansion of the COLT Hub and Arrow gathering system in the Bakken Shale, and capital contributions to Jackalope Gas Gathering for construction of the Bucking Horse processing facility in the PRB Niobrara.

Conference Call

Management will host a conference call for investors and analysts of Crestwood Equity and Crestwood Midstream (collectively, “Crestwood”) today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) which will be broadcast live over the Internet. Investors may participate in the call either by phone or audio webcast.

By Phone:	Dial 480-629-9643 at least 10 minutes before the call and ask for the Crestwood Earnings Call. A replay will be available for one week by dialing 800-406-7325 and using the access code 4680744#.

By Webcast:	Connect to the webcast via the “Presentations” page in the Investor Relations section of Crestwood’s website at www.crestwoodlp.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call for 90 days.

Basis of Presentation and Non-GAAP Financial Measures

As previously announced, Crestwood Holdings Partners LLC acquired CEQP’s general partner on June 19, 2013, and Crestwood Midstream Partners LP (“Legacy Crestwood Midstream”) merged into Inergy Midstream, L.P. (“Legacy Inergy Midstream”) on October 7, 2013. Immediately following the merger in October, Legacy Inergy Midstream and Inergy, L.P. changed their names to Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood Midstream” or “CMLP”) and Crestwood Equity, respectively. Data included in this news release reflect only the operations of Legacy Crestwood Midstream prior to June 19, 2013.

Adjusted EBITDA and adjusted distributable cash flow are non-GAAP financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows include, without limitation, the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in crude oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas and crude oil volumes produced within proximity of Crestwood assets; failure or delays by customers in achieving expected production in their oil and gas projects; competitive conditions in the industry and their impact on our ability to connect supplies to Crestwood gathering, processing and transportation assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of Crestwood to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact Crestwood’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness, of either company, as well as other factors disclosed in Crestwood Equity’s and Crestwood Midstream’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K and the most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. Crestwood does not assume any obligation to update these forward-looking statements.

About Crestwood Midstream Partners LP

Houston, Texas, based Crestwood Midstream (NYSE: CMLP) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood Midstream is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation and terminalling of NGLs; and gathering, storage and terminalling of crude oil.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity (NYSE: CEQP) is a master limited partnership that owns the general partner interest, the incentive distribution rights and an approximate 4% limited partner interest of Crestwood Midstream. In addition, Crestwood Equity’s operations include a natural gas storage business in Texas and an NGL supply and logistics business that serves customers in the United States and Canada.

CONTACT

Mark Stockard

Vice President, Investor Relations

832-519-2207

mstockard@crestwoodlp.com

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NEWS RELEASE

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Consolidated Statements of Operations (in millions, except unit and per unit data)

(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013 (a)
Revenues:
Gathering and processing	$78.6	$76.0	$46.8
Storage and transportation	51.0	49.1	—
NGL and crude services	841.1	682.5	—
Related party	0.9	0.6	25.6

	971.6	808.2	72.4
Costs of product/services sold (excluding depreciation, amortization and accretion as shown below):
Gathering and processing	7.7	5.9	6.7
Storage and transportation	6.8	8.0	—
NGL and crude services	760.5	622.6	—
Related party	11.0	10.3	6.8

	786.0	646.8	13.5
Expenses:
Operations and maintenance	44.1	39.1	13.0
General and administrative	27.9	40.8	7.8
Depreciation, amortization and accretion	66.3	62.1	22.4

	138.3	142.0	43.2
Other operating income (expense):
Gain on long-lived assets	0.5	0.9	—
Loss on contingent consideration	(2.1)	(31.4)	—

Operating income (loss)	45.7	(11.1)	15.7
Earnings (loss) from unconsolidated affiliates, net	(0.1)	0.3	—
Interest and debt expense, net	(31.7)	(31.7)	(11.4)
Other income	0.1	0.2	—

Income (loss) before income taxes	14.0	(42.3)	4.3
Provision (benefit) for income taxes	0.8	(0.2)	0.4

Net income (loss)	13.2	(42.1)	3.9
Net loss attributable to non-controlling partners	6.4	50.4	1.2

Net income attributable to Crestwood Equity Partners LP	$19.6	$8.3	$5.1

Subordinated unitholders’ interest in net income	$0.5	$0.2	$0.6

Common unitholders’ interest in net income	$19.1	$8.1	$4.5

Net income per limited partner unit:
Basic	$0.11	$0.04	$0.13

Diluted	$0.11	$0.04	$0.13

Weighted-average limited partners’ units outstanding (in thousands): (b)
Basic	181,885	180,074	35,103
Dilutive units	4,388	4,388	4,388

Diluted	186,273	184,462	39,491

(a)	Financial data presented for the March 31, 2013 period solely reflects the operations of Legacy Crestwood GP. This presentation is required under U.S. Generally Accepted Accounting Principles (“GAAP”).
(b)	The calculation of the weighted-average number of limited partners’ units outstanding for the March 31, 2013 period is based on the presumption that the common and subordinated units issued to acquire Legacy Crestwood GP (the accounting predecessor) were outstanding for the entire period prior to the June 19, 2013 acquisition. This presentation is required under GAAP.

NEWS RELEASE

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Selected Balance Sheet Data

(in millions)

	March 31, 2014	December 31, 2013
	(unaudited)
Cash and cash equivalents	$7.7	$5.2

Outstanding debt:
Crestwood Equity Partners LP (a)
Revolving credit facility	$387.6	$381.0
Senior notes	11.4	11.4
Other	2.8	2.8

Subtotal	$401.8	$395.2

Crestwood Midstream Partners LP (b)
Revolving credit facility	532.1	414.9
Senior notes	1,450.0	1,450.0
Other	7.4	5.9

Subtotal	$1,989.5	$1,870.8

Total debt	$2,391.3	$2,266.0

Total partners’ capital	$5,428.3	$5,508.6

Crestwood Equity Partners LP partners’ capital
Limited partner units outstanding	186.5	185.3

(a)	Crestwood Midstream and its subsidiaries do not provide credit support or guarantee any amounts outstanding under CEQP’s credit facility or senior notes.
(b)	CEQP and its subsidiaries do not provide credit support or guarantee any amounts outstanding under the credit facility or senior notes of Crestwood Midstream.

NEWS RELEASE

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Segment Data

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Gathering and Processing
Operating revenues	$79.5	$76.6	$72.4
Costs of product/services sold	18.7	16.2	13.5
Operations and maintenance expense	13.4	14.4	13.0
Gain on long-lived assets	0.5	1.0	—
Loss on contingent consideration	(2.1)	(31.4)	—
Earnings from unconsolidated affiliate	0.3	0.5	—

EBITDA	$46.1	$16.1	$45.9

Storage and Transportation
Operating revenues	$51.0	$49.1	$—
Costs of product/services sold	6.8	8.0	—
Operations and maintenance expense	6.2	4.4	—

EBITDA	38.0	36.7	—

NGL and Crude Services
Operating revenues	$841.1	$682.5	$—
Costs of product/services sold	760.5	622.6	—
Operations and maintenance expense	24.5	20.3	—
Loss on long-lived assets	—	(0.1)	—
Loss from unconsolidated affiliate	(0.4)	(0.2)	—

EBITDA	$55.7	$39.3	$—

Total Segment EBITDA	$139.8	$92.1	$45.9
Corporate	(27.8)	(40.6)	(7.8)

EBITDA	$112.0	$51.5	$38.1

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
EBITDA
Net income (loss)	$13.2	$(42.1)	$3.9
Interest and debt expense, net	31.7	31.7	11.4
Provision (benefit) for income taxes	0.8	(0.2)	0.4
Depreciation, amortization and accretion	66.3	62.1	22.4

EBITDA (a)	$112.0	$51.5	$38.1
Significant items impacting EBITDA:
Non-cash equity compensation expense	5.4	9.8	0.6
Gain on long-lived assets	(0.5)	(0.9)	—
Loss on contingent consideration	2.1	31.4	—
(Earnings) loss from unconsolidated affiliates, net	0.1	(0.3)	—
Adjusted EBITDA from unconsolidated affiliates	1.7	1.9	—
Change in fair value of derivative contracts	(10.7)	(0.6)	—
Significant transaction related costs and other items	6.5	17.8	0.7

Adjusted EBITDA (a)	$116.6	$110.6	$39.4

Distributable Cash Flow
Adjusted EBITDA	$116.6	$110.6	$39.4
Cash interest expense (b)	(30.4)	(26.1)	(10.4)
Maintenance capital expenditures (c)	(6.4)	(5.9)	(0.9)
Income tax benefit (expense)	(0.8)	0.2	(0.4)
Deficiency payment	1.1	—	—
Public Crestwood Midstream LP unitholders’ interest in CMLP distributable cash flow (d)	(60.4)	(54.5)	(22.8)

Distributable cash flow attributable to CEQP (e)	$19.7	$24.3	$4.9

(a)	EBITDA is defined as income before income taxes, plus net interest and debt expense, and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates for our proportionate share of their depreciation and interest, the impact of certain significant items, such as non-cash equity compensation expenses, gains and impairments of long-lived assets and goodwill, third party costs incurred related to potential and completed acquisitions, loss on contingent consideration, and other transactions identified in a specific reporting period. EBITDA and Adjusted EBITDA are not measures calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.
(b)	Cash interest expense less amortization of deferred financing costs plus bond premium amortization plus or minus fair value adjustment of interest rate swaps.
(c)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(d)	Crestwood Midstream distributable cash flow less incentive distributions paid to the general partner and the public LP ownership interest in Crestwood Midstream.
(e)	Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense, maintenance capital expenditures, income taxes, deficiency payments (primarily related to deferred revenue), and public Crestwood Midstream LP unitholders interest in CMLP distributable cash flow. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
EBITDA
Net cash provided by operating activities	$72.3	$74.2	$34.1
Net changes in operating assets and liabilities	12.0	(8.6)	(6.0)
Amortization of debt-related deferred costs, discounts and premiums	(1.9)	(6.2)	(1.1)
Interest and debt expense, net	31.7	31.7	11.4
Market adjustment on interest rate swap	0.6	0.6	—
Non-cash equity compensation expense	(5.4)	(9.8)	(0.6)
Gain on long-lived assets	0.5	0.9	—
Loss on contingent consideration	(2.1)	(31.4)	—
Earnings (loss) from unconsolidated affiliates, net	(0.1)	0.3	—
Deferred income taxes	3.8	0.2	—
Provision (benefit) for income taxes	0.8	(0.2)	0.4
Other non-cash income	(0.2)	(0.2)	(0.1)

EBITDA (a)	$112.0	$51.5	$38.1
Non-cash equity compensation expense	5.4	9.8	0.6
Gain on long-lived assets	(0.5)	(0.9)	—
Loss on contingent consideration	2.1	31.4	—
(Earnings) loss from unconsolidated affiliates, net	0.1	(0.3)	—
Adjusted EBITDA from unconsolidated affiliates	1.7	1.9	—
Change in fair value of derivative contracts	(10.7)	(0.6)	—
Significant transaction related costs and other items	6.5	17.8	0.7

Adjusted EBITDA (a)	$116.6	$110.6	$39.4

(a)	EBITDA is defined as income before income taxes, plus net interest and debt expense, and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates for our proportionate share of their depreciation and interest, the impact of certain significant items, such as non-cash equity compensation expenses, gains and impairments of long-lived assets and goodwill, third party costs incurred related to potential and completed acquisitions, gain or loss on contingent consideration, and other transactions identified in a specific reporting period. EBITDA and Adjusted EBITDA are not measures calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.

NEWS RELEASE

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Operating Statistics

(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Gathering and Processing (MMcf/d)
Marcellus	531.0	461.2	376.8
Barnett rich	174.3	182.5	211.1
Barnett dry	212.7	226.6	237.5
Fayetteville	112.8	122.1	82.7
PRB Niobrara - Jackalope Gas Gathering(a)	52.9	47.5	—
Other	45.6	46.1	66.4

Total gathering volumes	1,129.3	1,086.0	974.5
Processing volumes	189.4	198.1	224.1
Compression volumes	448.0	347.3	269.7

Storage and Transportation
Northeast Storage
Storage capacity, 100% firm contracted (Bcf)	34.8	34.8	—
Firm storage services (MMcf/d)	221.4	195.3	—
Interruptible storage services (MMcf/d)	33.6	8.5	—
Northeast Transportation - firm contracted capacity (MMcf/d)	875.0	875.0	—
% of operational capacity contracted	100%	100%	—%
Interruptible services (MMcf/d)	304.0	284.2	—
Gulf Coast Storage - firm contracted capacity (Bcf)	16.2	14.5	—
% of operational capacity contracted	42%	38%	—%

NGL and Crude Services
Arrow Midstream
Crude oil (MBbls/d)	44.1	47.3	—
Natural gas (MMcf/d)	20.2	13.7	—
Water (MBbls/d)	12.4	11.4	—
COLT Hub
Rail loading (MBbls/d)	98.1	85.5	—
NGL Operations
Storage capacity, 100% contracted (MBbls)	1,500.0	1,500.0	—
Supply & Logistics gallons sold (millions)	388.4	414.4	—
West Coast gallons sold or processed (millions)	153.8	175.8	—
NGL gallons transported (millions)	379.9	373.7	—

(a)	Represents 50% owned joint venture, operational data reported at 100%.